Exhibit 99.1

The First Bancshares, Inc. Reports a 48% Increase in Third Quarter 2015 Results and Declares Quarterly Dividends

HATTIESBURG, Miss.--(BUSINESS WIRE)--October 12, 2015--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) today reported quarterly net earnings available to common shareholders of $2.1 million for the third quarter of 2015, compared to net earnings available to common shareholders of $1.4 million reported for the third quarter of 2014, representing a 48% increase year over year. The Company also reported an increase of $42,000, or 2% in net earnings available to common shareholders for sequential quarters in 2015. Diluted earnings for the third quarter of 2015 were $0.39 per common share, compared to $0.27 per common share reported for the third quarter of 2014 and $0.39 per common share reported for the second quarter of 2015. Third quarter 2014 net earnings included $158,000 of after-tax acquisition expenses associated with the purchase of Bay Bank. Excluding these non-operating expenses, operating earnings per share for the third quarter of 2014 were $0.30.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “We are pleased to report another strong quarter of solid loan growth, improved operating efficiency and increased profitability. We remain focused on growing our market share throughout the gulf south region and are excited about the growth prospects across our expanded footprint.”

Balance Sheet

Consolidated assets increased $20.2 million or 1.8% to $1.1 billion for the quarter ended September 30, 2015. Total loans amounted to $747 million at September 30, 2015 and $731 million at June 30, 2015. Total loans increased $15.6 million or 2.1% for the third quarter 2015. The majority of the loan growth during the third quarter was in the C & I, residential and commercial real estate portfolios. Total loans increased $76.3 million or 11.4% from September 30, 2014.

Total deposits increased $1.7 million or 0.2% to total $963.8 million for the quarter ended September 30, 2015 and increased $56.3 million or 6.2% from September 30, 2014.

Asset Quality

Nonperforming assets totaled $12.5 million at September 30, 2015, an increase of $1.3 million compared to $11.1 million at June 30, 2015. The ALLL/total loans ratio was 0.90% at September 30, 2015 and 0.88% at June 30, 2015. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.16% of loans at September 30, 2015. The ratio of annualized net charge-offs (recoveries) to total loans was (0.03%) for the quarter ended September 30, 2015 compared to (0.27%) for the quarter ended June 30, 2015. As noted in our first quarter 10-Q, the Company had been notified that a recovery of $941,000 was more likely than not expected during 2015. We received the first installment during the second quarter of 2015 which totaled $481,000 and the second installment during the third quarter of 2015 which totaled $241,000.

Third Quarter 2015 vs. Third Quarter 2014 Earnings Comparison

Third quarter 2015 net earnings available to common shareholders totaled $2.1 million compared to $1.4 million for the third quarter of 2014. Revenues from consolidated operations increased $353,000 in quarterly comparison. Net interest income increased $432,000 in quarterly comparison as interest income earned on a higher volume of loans attributed to this overall increase. Noninterest income remained constant in quarterly comparison at $2.0 million for the third quarter of 2015 as compared to the third quarter of 2014.

Third quarter 2015 noninterest expenses decreased $94,000, or 1.2% as compared to third quarter 2014 which included acquisition charges of $241,000. Exclusive of the acquisition charges, the third quarter 2015 noninterest expenses increased $147,000 or 1.9% as compared to the same quarter in 2014.

Fully taxable-equivalent (“FTE”) net interest income totaled $9.5 million and $9.1 million for the third quarter of 2015 and 2014, respectively. The FTE net interest income increased $384,000 in prior year quarterly comparison primarily due to an increase in interest earned on loans. The purchase accounting adjustments had a difference of $47,000 on net interest income for the third quarter comparisons. Third quarter 2015 net interest margin of 3.79% includes 6 bps related to purchase accounting adjustments.

Investment securities totaled $253.1 million, or 22.2% of total assets at September 30, 2015, versus $276.7 million, or 25.8% of total assets at September 30, 2014. The average volume of investment securities decreased $23.5 million in prior year quarterly comparison. The average tax equivalent yield on investment securities increased 4 basis points, from 2.61% to 2.65%. The investment portfolio had a net unrealized gain of $2.3 million at September 30, 2015 as compared to $0.7 million at June 30, 2015.

The average yield on all earnings assets decreased 4 basis points in prior year quarterly comparison, from 4.14% for the third quarter of 2014 to 4.10% for the third quarter of 2015 and this decrease was offset by a decrease in average interest expense of 4 basis points from 0.43% for the third quarter of 2014 to 0.39% for the third quarter of 2015.

Third Quarter 2015 vs Second Quarter 2015 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders increased $42,000 to $2.1 million which included a provision expense of $250,000 as compared to $2.1 million for the second quarter of 2015 which had no provision expense included.

Noninterest income increased $128,000 in sequential-quarter comparison mainly consisting of increases in service charges on deposit accounts.

Noninterest expenses decreased $115,000 in sequential-quarter comparison mainly consisting of decreases in marketing.

FTE net interest income increased $58,000 to $9.5 million from $9.4 million in sequential-quarter comparison. The $95,000 increase in loan income was not impacted by accretion related to purchase accounting adjustments.

The average yield on all earnings assets increased 7 basis points in sequential-quarter comparison, from 4.03% for the second quarter of 2015 to 4.10% for the third quarter of 2015. Increased loan growth of approximately $3.4 million along with increases in fees contributed to the overall increase in the earning asset yield.

Dividends

The Board of Directors of The First Bancshares, Inc. announced a cash dividend was declared in the amount of $0.0375 per share to be paid on its common stock on November 24, 2015 to shareholders of record as of the close of business on November 6, 2015.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in south Mississippi, Louisiana and south Alabama. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)
	Quarter	Quarter	Quarter	Quarter	Quarter
EARNINGS DATA	Ended	Ended	Ended	Ended	Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Total Interest Income	$10,080	$10,022	$9,683	$9,662	$9,688
Total Interest Expense	793	806	804	791	833
Net Interest Income	9,287	9,216	8,879	8,871	8,855
FTE net interest income	9,512	9,454	9,137	9,137	9,128
Provision for loan losses	250	-	150	152	631
Non-interest income	1,982	1,854	1,850	2,055	2,021
Non-interest expense	7,977	8,092	7,818	8,051	8,071
Earnings before income taxes	3,042	2,978	2,761	2,723	2,174
Income tax expense	815	793	732	682	641
Net earnings	2,227	2,185	2,029	2,041	1,533
Dividends and accretion on preferred stock	86	86	85	86	85
Net earnings available to common shareholders	$2,141	$2,099	$1,944	$1,955	$1,448

PER COMMON SHARE DATA
Basic earnings per share	$0.40	$0.39	$0.36	$0.37	$0.27
Diluted earnings per share	0.39	0.39	0.36	0.36	0.27
Diluted earnings per share, operating*	0.39	0.39	0.34	0.34	0.30
Quarterly dividends per share	.0375	.0375	.0375	.0375	.0375
Book value per common share at end of period	15.72	15.13	15.19	14.88	14.45
Tangible book value at period end	13.02	12.41	12.46	12.10	11.74
Market price at end of period	17.47	16.65	16.26	14.51	14.45
Shares outstanding at period end	5,376,665	5,374,415	5,374,415	5,316,176	5,311,876
Weighted average shares outstanding:
Basic	5,374,790	5,366,495	5,358,576	5,314,743	5,311,876
Diluted	5,441,980	5,424,242	5,415,100	5,357,644	5,349,686

AVERAGE BALANCE SHEET DATA
Total assets	$1,109,944	$1,119,648	$1,127,349	$1,073,287	$1,065,080
Loans and leases	731,818	728,416	705,752	678,252	655,582
Total deposits	953,229	973,776	932,401	891,168	918,477
Total common equity	82,045	79,986	79,722	73,335	72,916
Total tangible common equity*	67,492	65,334	64,967	58,758	59,180
Total equity	99,168	97,109	96,845	90,458	90,039

SELECTED RATIOS
Annualized return on avg assets	.80%	.78%	.72%	.76%	.58%
Annualized return on avg assets, operating*	.78%	.75%	.66%	.68%	.60%
Annualized return on avg common equity, operating*	10.44%	10.50%	9.33%	9.88%	8.81%
Annualized return on avg tangible common equity, oper*	12.69%	12.85%	11.45%	12.34%	10.86%
Average loans to average deposits	76.77%	74.80%	75.69%	76.11%	71.38%
Taxable-equivalent net interest margin	3.79%	3.71%	3.60%	3.76%	3.79%
Efficiency Ratio	69.40%	71.56%	71.16%	71.94%	72.39%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	.90%	.88%	.83%	.87%	.91%
Nonperforming assets to tangible equity + ALLL	13.28%	12.33%	12.70%	13.29%	13.29%
Nonperforming assets to total loans + ORE	1.66%	1.51%	1.58%	1.64%	1.69%
Annualized QTD net charge-offs (recoveries) to total loans	(0.03%)	(0.27%)	.18%	.08%	.33%
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)
BALANCE SHEET	Sept 30, 2015	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014
Assets
Cash and cash equivalents	$65,233	$62,021	$94,474	$44,618	$50,447
Securities available-for-sale	239,631	236,476	246,842	254,744	262,651
Securities held-to-maturity	7,233	7,651	7,829	8,193	8,411
Other investments	6,249	5,787	7,235	7,234	5,592
Total investment securities	253,113	249,914	261,906	270,171	276,654
Loans held for sale	1,058	1,864	1,657	2,103	3,769
Total loans	746,588	731,037	716,359	704,531	667,533
Allowance for loan losses	(6,734)	(6,419)	(5,928)	(6,095)	(6,084)
Loans, net	739,854	724,618	710,431	698,436	661,449
Premises and equipment	33,610	33,571	33,769	34,810	35,079
Other Real Estate	4,104	4,116	4,598	4,654	4,986
Goodwill and other intangibles	14,490	14,591	14,691	14,791	14,363
Other assets	26,387	26,953	24,622	24,182	25,515
Total assets	$1,137,849	$1,117,648	$1,146,148	$1,093,768	$1,072,262

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$187,542	$193,810	$203,766	$201,362	$195,957
Interest-bearing deposits	776,298	768,289	780,877	691,413	711,558
Total deposits	963,840	962,099	984,643	892,775	907,515
Borrowings	58,986	43,991	49,446	89,450	49,456
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	3,091	2,814	2,708	5,017	11,117
Total liabilities	1,036,227	1,019,214	1,047,382	997,552	978,398
Total shareholders’ equity	101,622	98,434	98,766	96,216	93,864
Total liabilities and shareholders’ equity	$1,137,849	$1,117,648	$1,146,148	$1,093,768	$1,072,262

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Interest Income:
Loans, including fees	$8,556	$8,461	$8,147	$8,071	$7,923
Investment securities	1,438	1,474	1,512	1,534	1,623
Accretion of purchase accounting adjustments	73	71	1	51	136
Other interest income	13	16	23	6	6
Total interest income	10,080	10,022	9,683	9,662	9,688

Interest Expense:
Deposits	693	704	679	678	720
Borrowings	100	102	127	114	99
Subordinated debentures	47	46	45	46	45
Accretion of purchase accounting adjustments	(47)	(46)	(47)	(47)	(31)
Total interest expense	793	806	804	791	833

Net interest income	9,287	9,216	8,879	8,871	8,855
Provision for loan losses	250	-	150	152	631
Net interest income after provision for loan losses	9,037	9,216	8,729	8,719	8,224

Non-interest Income:
Service charges on deposit accounts	737	591	568	608	616
Mortgage Income	341	357	334	445	522
Interchange Fee Income	611	612	571	561	566
Gain (loss) on securities, net	-	-	-	(4)	(13)
Gain on sale of premises and equipment	-	-	110	-	-
BEA award, net	-	-	-	223	-
Other charges and fees	293	294	267	222	330
Total non-interest income	1,982	1,854	1,850	2,055	2,021

Non-interest expense:
Salaries and employee benefits	4,628	4,613	4,626	4,551	4,554
Occupancy expense	1,136	1,137	1,109	1,156	1,209
FDIC premiums	241	241	241	271	222
Marketing	64	161	62	160	94
Amortization of core deposit intangibles	100	100	100	100	98
Other professional services	318	379	258	412	429
Other non-interest expense	1,490	1,461	1,422	1,401	1,465
Total Non-interest expense	7,977	8,092	7,818	8,051	8,071
Earnings before income taxes	3,042	2,978	2,761	2,723	2,174
Income tax expense	815	793	732	682	641
Net earnings	2,227	2,185	2,029	2,041	1,533
Dividends and accretion on preferred stock	86	86	85	86	85
Net earnings available to common shareholders	$2,141	$2,099	$1,944	$1,955	$1,448

Earnings per common share, diluted	$0.39	$0.39	$0.36	$0.36	$0.27
Operating earnings per common share, diluted*	$0.39	$0.39	$0.34	$0.34	$0.30
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)
COMPOSITION OF LOANS	Sept 30, 2015	Percent of Total	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	Percent of Total
Commercial, financial and agricultural	$123,872	16.6%	$116,352	$110,806	$106,109	$100,263	14.9%
Real estate – construction	85,769	11.5%	93,152	93,168	84,935	83,908	12.5%
Real estate – commercial	251,631	33.7%	245,537	242,969	238,602	217,684	32.4%
Real estate – residential	265,763	35.5%	259,610	254,844	256,406	248,125	37.0%
Lease Financing Receivable	2,303	.3%	-	-	-	-	-
Consumer	17,250	2.3%	16,386	14,572	18,479	17,553	2.6%
Loans held for sale	1,058	.1%	1,864	1,657	2,103	3,769	0.6%
Total loans	$747,646	100%	$732,901	$718,016	$706,634	$671.302	100%

COMPOSITION OF DEPOSITS	Sept 30, 2015	Percent of Total	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	Percent of Total
Noninterest bearing	$187,542	19.5%	$193,810	$203,766	$201,362	$195,957	21.6%
NOW and other	411,893	42.6%	393,596	404,605	301,721	317,569	35.0%
Money Market/Savings	181,861	18.9%	185,033	183,048	183,633	183,068	20.2%
Time Deposits of less than $100,000	75,022	7.8%	77,815	80,606	85,365	86,897	9.6%
Time Deposits of $100,000 or more	107,522	11.2%	111,845	112,618	120,694	124,024	13.6%
Total Deposits	$963,840	100%	$962,099	$984,643	$892,775	$907,515	100%

ASSET QUALITY DATA	Sept 30, 2015		June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014
Nonaccrual loans	$7,949		$6,513	$5,995	$6,056	$6,032
Loans past due 90 days and over	6		92	426	669	102
Total nonperforming loans	7,955		6,605	6,421	6,725	6,134
Other real estate	4,104		4,116	4,598	4,654	4,986
Nonaccrual securities	408		408	408	250	250
Total nonperforming assets	$12,467		$11,129	$11,427	$11,629	$11,370

Nonperforming assets to total assets	1.10%		1.00%	1.00%	1.06%	1.06%
Nonperforming assets to total loans + ORE	1.66%		1.51%	1.58%	1.64%	1.69%
ALLL to nonperforming loans	84.65%		97.18%	92.32%	90.63%	99.18%
ALLL to total loans	.90%		.88%	.83%	.87%	.91%

Quarter-to-date net charge-offs (recoveries)	$(65)		$(490)	$316	$141	$546
Annualized QTD net chg/offs (recs) to loans	(0.03%)		(0.27%)	.18%	.08%	.33%

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	September 30, 2015			June 30, 2015			March 31, 2015			December 30, 2014			September 30, 2014
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$172,478	$976	2.26%	$179,580	$991	2.21%	$184,401	$992	2.15%	$189,691	$998	2.10%	$201,194	$1,072	2.13%
Tax-exempt securities	74,807	662	3.54%	79,568	702	3.53%	81,717	759	3.72%	84,413	783	3.71%	86,498	802	3.71%
Total investment securities	247,285	1,638	2.65%	259,148	1,693	2.61%	266,118	1,751	2.63%	274,104	1,781	2.60%	287,692	1,874	2.61%
Fed funds sold	5,502	13	0.95%	6,702	16	0.95%	16,248	23	0.57%	408	6	5.88%	2,037	6	1.18%
Int bearing deposits in other banks	20,613	25	0.49%	24,089	19	0.32%	27,430	19	0.28%	18,270	19	0.42%	16,854	22	0.52%
Loans	731,818	8,629	4.72%	728,416	8,532	4.69%	705,752	8,148	4.62%	678,252	8,122	4.79%	655,582	8,059	4.92%
Total Interest earning assets	1,005,218	10,305	4.10%	1,018,355	10,260	4.03%	1,015,548	9,941	3.92%	971,034	9,928	4.09%	962,165	9,961	4.14%
Other assets	104,726			101,293			111,801			102,253			102,915
Total assets	$1,109,944			$1,119,648			$1,127,349			$1,073,287			$1,065,080

Interest-bearing liabilities:
Deposits	$759,939	$646	0.34%	$772,837	$658	0.34%	$736,199	$632	0.34%	$693,657	$630	0.36%	$723,911	$688	0.38%
Repo	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%	5,000	49	3.92%	5,000	49	3.92%
Fed funds purchased	661	2	1.21%	1,180	3	1.02%	108	-	0.00%	1,645	4	0.97%	326	1	1.23%
FHLB	37,716	50	0.53%	27,117	51	0.75%	78,892	78	0.40%	63,040	62	0.39%	28,038	50	0.71%
Subordinated debentures	10,310	47	1.82%	10,310	46	1.78%	10,310	45	1.75%	10,310	46	1.78%	10,310	45	1.75%
Total interest bearing liabilities	813,626	793	0.39%	816,444	806	0.39%	830,509	804	0.39%	773,652	791	0.41%	767,585	833	0.43%
Other liabilities	197,150			206,095			199,995			209,177			207,456
Shareholders' equity	99,168			97,109			96,845			90,458			90,039
Total liabilities and shareholders' equity	$1,109,944			$1,119,648			$1,127,349			$1,073,287			$1,065,080

Net interest income (TE)		$9,512	3.71%		$9,454	3.64%		$9,137	3.53%		$9,137	3.68%		$9,128	3.71%

Net interest margin			3.79%			3.71%			3.60%			3.76%			3.79%

Core net interest margin*			3.73%			3.66%			3.57%			3.72%			3.72%

FIRST BANCSHARES, INC and SUBSIDIARIES
Reconcilement of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)
	Three Months Ended
Per Common Share Data	Sept 30, 2015	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014
Book value per common share	$15.72	$15.13	$15.19	$14.88	$14.45
Effect of intangible assets per share	2.70	2.72	2.73	2.78	2.71
Tangible book value per common share	$13.02	$12.41	$12.46	$12.10	$11.74

Diluted earnings per share	$0.39	$0.39	$0.36	$0.36	$0.27
Effect of gain on sale of other securities, after-tax	-	-	-	-	-
Effect of gain on sale of bank premises, after-tax	-	-	(0.02)	-	-
Effect of BAE, after-tax	-	-	-	(0.02)	-
Effect of acquisition charges, after-tax	-	-	-	-	0.03
Diluted earnings per share, operating	$0.39	$0.39	$0.34	$0.34	$0.30

	Three Months Ended
Average Balance Sheet Data	Sept 30, 2015	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014
Total average assets A	$1,109,944	$1,119,648	$1,127,349	$1,073,287	$1,065,080

Total equity	$99,168	$97,109	$96,845	$90,458	$90,039
Less preferred equity	17,123	17,123	17,123	17,123	17,123
Total common equity B	82,045	79,986	79,722	73,335	72,916
Less intangible assets	14,553	14,652	14,755	14,577	13,736
Tangible common equity C	$67,492	$65,334	$64,967	$58,758	$59,180

	Three Months Ended
Core Net Interest Margin	Sept 30, 2015	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014
Net interest income (TE)	$9,512	$9,454	$9,137	$9,137	$9,128
Less purchase accounting adjustments	120	117	48	98	167
Net interest income, net of purchase accounting adj D	$9,392	$9,337	$9,089	$9,039	$8,961

Total average earning assets	$1,005,218	$1,018,355	$1,015,548	$971,034	$962,165
Add average balance of loan valuation discount	1,657	1,727	1,730	1,780	852
Avg earning assets, excluding loan valuation discount E	$1,006,875	$1,020,082	$1,017,278	$972,814	$963,017

Core net interest margin D/E	3.73%	3.66%	3.57%	3.72%	3.72%

	Three Months Ended
Return Ratios	Sept 30, 2015	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014
Net earnings F	$2,227	$2,185	$2,029	$2,041	$1,533
Dividends and accretion on preferred stock	86	86	85	86	85
Net earnings available to common shareholders	2,141	2,099	1,944	1,955	1,448
Gain on sale of other securities, after-tax	-	-	-	-	-
Gain on sale of premises and equipment, after-tax	-	-	(84)	-	-
BAE, after-tax	-	-	-	(165)	-
Acquisition charges, after-tax	-	-	-	22	158
Net earnings available to common shareholders, oper G	$2,141	$2,099	$1,860	$1,812	$1,606

Annualized return on avg assets F/A	.80%	.78%	.72%	.76%	.58%
Annualized return on avg assets, oper G/A	.78%	.75%	.66%	.68%	.60%
Annualized return on avg common equity, oper G/B	10.44%	10.50%	9.33%	9.88%	8.81%
Annualized return on avg tangible common equity, oper G/C	12.69%	12.85%	11.45%	12.34%	10.86%

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are necessarily comparable to non-GAAP performance measures that other companies may use.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, 601-268-8998
Chief Executive Officer
or
Dee Dee Lowery, 601-268-8998
Chief Financial Officer